UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 14, 2008 (February 13, 2008)

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2008, Anworth Mortgage Asset Corporation (“Anworth”) entered into addenda (the “Addenda”) to its employment agreements with Joseph E. McAdams, Anworth’s Chief Investment Officer and Executive Vice President and Heather U. Baines, Anworth’s Executive Vice President. The Addenda amend the employment agreement with Joseph E. McAdams to increase his annual base compensation under the employment agreement to $700,000 and the employment agreement with Heather U. Baines to increase her annual base compensation under the employment agreement to $60,000.

The foregoing summary is qualified in its entirety by reference to the complete text of the Addenda, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 10.1

Fifth Addendum to Employment Agreement effective February 13, 2008 by and between Anworth Mortgage Asset Corporation and Joseph E. McAdams.

Exhibit 10.2

Third Addendum to Employment Agreement effective February 13, 2008 by and between Anworth Mortgage Asset Corporation and Heather U. Baines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: February 14, 2008	By:	/s/ Charles J. Siegel
Name: Charles J. Siegel Title: Senior Vice President - Finance

EXHIBIT INDEX

Exhibit #	Description

10.1	Fifth Addendum to Employment Agreement effective February 13, 2008 by and between Anworth Mortgage Asset Corporation and Joseph E. McAdams.

10.2	Third Addendum to Employment Agreement effective February 13, 2008 by and between Anworth Mortgage Asset Corporation and Heather U. Baines.